EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Pavilion Bancorp, Inc. on Form S-8 (File No. 333-86636) and Form S-3D (File No. 333-112651) of our report dated March 9, 2007 on the 2006 Consolidated Financial Statements of Pavilion Bancorp, Inc., which report is included in the 2006 Annual Report on Form 10-K of Pavilion Bancorp, Inc.

/s/ PLANTE & MORAN, PLLC

PLANTE & MORAN PLLC

Auburn Hills, Michigan
March 16, 2007